Exhibit 10.1
Obligor #8452124486
Obligation #0095739967
MODIFICATION AGREEMENT
THIS MODIFICATION AGREEMENT (“Modification”) is dated as of June 15, 2009 (and is effective as of June 15, 2009), by and between SPARTON CORPORATION, an Ohio corporation (“Borrower”) and NATIONAL CITY BANK, a national banking association (“Lender”).
WHEREAS, Lender agreed to lend to Borrower an amount not to exceed the sum of Twenty Million and 00/100 Dollars ($20,000,000.00) (“Loan”), which Loan was evidenced by a certain Promissory Note dated January 22, 2008 (as extended, amended or otherwise modified to date, the “Note”) (the said Note and any other instrument or document given in connection with or to secure the Loan being collectively referred to as “Loan Documents”); and
WHEREAS, the parties hereto desire to modify the Note as hereinafter provided.
NOW, THEREFORE, in consideration of the foregoing promises and the covenants contained herein, the parties hereto agree as follows:
1.	Liability of Borrower. Borrower hereby ratifies and reconfirms Borrower’s obligations and all liability to Lender under the terms and conditions of the Loan Documents and acknowledges that Borrower has no defenses to or rights of set-off against Borrower’s obligations and all liability to Lender thereunder. Borrower further acknowledges that Lender has performed all of Lender’s obligations under the Loan Documents.

2.	Modification. (a) The principal amount outstanding under the Note as of the effective date of this Modification is Fifteen Million Five Hundred Thousand and 00/100 Dollars ($15,500,000.00).

(b) The Note is hereby modified to extend the maturity date from June 15, 2009, to August 15, 2009.

(c) The next payment is due July 15, 2009, and payments are due monthly thereafter as set forth in the Note. Payments prior to the first scheduled payment above have been made as evidenced by the books and records of Lender.

3.	Ratification of Loan Documents. The Loan Documents are in all respects ratified and confirmed by the parties hereto and incorporated by reference herein, and each of the Loan Documents and this Modification shall be read, taken and construed as one and the same instrument. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Loan Documents. In the event of any conflict between the terms and provisions of this Modification and the terms and provisions of the Loan Documents, the terms and provisions of this Modification shall control.
(SIGNATURES ARE CONTAINED ON THE NEXT FOLLOWING PAGE)

IN WITNESS WHEREOF, the undersigned have caused this Modification to be executed as of the day and year first above written.

SPARTON CORPORATION, an Ohio corporation
By:	/s/ Gregory A. Slome
Gregory A. Slome
Its: Senior Vice President/CFO

NATIONAL CITY BANK, a national banking association
By:	/s/ John McManus
John McManus
Its: Regional President